UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor
Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2014, Hyatt Hotels Corporation (the “Company”) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 1,122,000 shares of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”). All 1,122,000 shares of Class B Common Stock were converted into shares of Class A Common Stock par value $0.01 per share, of the Company (the “Class A Common Stock”) in connection with the repurchase by the Company of 1,122,000 shares of Class B Common Stock from certain selling stockholders as described below. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued. The Company has also retired all 1,122,000 shares of Class A Common Stock into which the Class B Common Stock converted, and such shares of Class A Common Stock have resumed the status of authorized but unissued shares.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total authorized number of shares of capital stock of the Company by 1,122,000 shares. The total number of authorized shares of the Company is now 1,453,399,875 shares, consisting of 1,000,000,000 shares designated Class A Common Stock, 443,399,875 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, $0.01 par value per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 7.01	Regulation FD Disclosure.

As described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, certain outstanding shares of Class A Common Stock and Class B Common Stock are subject to lock-up restrictions, including restrictions on the number of shares that may be sold in specified 12 month periods commencing November 5th of each year, contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and 2007 Stockholders’ Agreement. In accordance with such lock-up restrictions (and assuming such lock-up restrictions are not amended, waived or terminated and that there are no transfers of shares amongst Pritzker family stockholders), during the full 12 month period from November 5, 2014 through November 4, 2015, 45,676,038 restricted shares will be available for sale in the public market pursuant to the terms of the foregoing agreements. In addition, on May 11, 2015, 6,331,271 more restricted shares will become available for sale in the public market under the 2007 Stockholders’ Agreement. The availability of these shares for sale in the public market is subject to applicable law and the applicable restrictions contained in such agreements (including with respect to certain of these shares, rights of first refusal and requirements that certain of these shares only be transferred by way of an underwritten public offering or by way of a broad sale distribution). The foregoing numbers are based on information as of the date of this filing and were not impacted by the repurchase by the Company described below, as the repurchase occurred during the previous period ended November 4, 2014.

For additional information regarding the restrictions contained in the Amended and Restated Global Hyatt Agreement, Amended and Restated Foreign Global Hyatt Agreement and 2007 Stockholders’ Agreement, see Part I, Item 1, “Business—Stockholder Agreements—Amended and Restated Global Hyatt Agreement,” “—Amended and Restated Foreign Global Hyatt Agreement” and “—2007 Stockholders’ Agreement” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The foregoing numbers do not include any shares of Class A Common Stock that may be issued and become eligible for sale in the public market under the Company’s Second Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, the Amended and Restated Hyatt Hotels Corporation Employee Stock Purchase Plan, the Amended and Restated Hyatt Corporation Deferred Compensation Plan and the Hyatt International Hotels Retirement Plan.

Item 8.01	Other Events.

On November 3, 2014, the Company entered into a Purchase and Sale Agreement (each, a “Purchase and Sale Agreement”) with each of (i) Featherman H Company LP, a Delaware limited partnership owned indirectly by a trust for the benefit of Daniel Pritzker, (ii) BKMP H Company LP, a Delaware limited partnership owned indirectly by certain trusts for the benefit of certain of the lineal descendants of Daniel Pritzker, (iii) RKMP H Company LP, a Delaware limited partnership owned indirectly by a trust for the benefit of certain of the lineal descendants of Daniel Pritzker and (iv) Texas 8-26-22 H Company LP, a Delaware limited partnership owned indirectly by a trust for the benefit of Daniel Pritzker, pursuant to which the Company agreed to purchase an aggregate of 1,122,000 shares of Class B Common Stock at a price of $60.1987 per share, which represents the Volume Weighted Average Price for the Class A Common Stock for the three (3) trading-day period ending October 31, 2014 as reported by Bloomberg, for an aggregate purchase price of $67,542,941.40. The closing of such repurchase transactions occurred on November 4, 2014, and the shares of Class B Common Stock repurchased represented approximately 0.7% of the Company’s total shares of common stock outstanding prior to the repurchase.

Upon repurchase, the 1,122,000 shares of Class B Common Stock automatically converted into 1,122,000 shares of Class A common stock. All 1,122,000 shares of Class B Common Stock converted in the repurchase have been retired in accordance with the Company’s Certificate of Incorporation, and the number of authorized shares of Class B Common Stock has been reduced by 1,122,000. All 1,122,000 shares of Class A Common Stock into which the shares of Class B Common Stock converted were also retired, and resumed the status of authorized but unissued shares. After the repurchase there are 111,405,463 shares of Class B Common Stock outstanding and 39,169,054 shares of Class A Common Stock outstanding.

The shares repurchased were repurchased under the Company’s previously announced repurchase program. Following this repurchase, the Company has approximately $116 million remaining under its repurchase authorization.

The foregoing description of the Purchase and Sale Agreements is qualified in its entirety by reference to the text of the Purchase and Sale Agreements, copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 1,122,000 Shares of Class B Common Stock

99.1	Purchase and Sale Agreement, dated as of November 3, 2014, between Hyatt Hotels Corporation and Featherman H Company LP

99.2	Purchase and Sale Agreement, dated as of November 3, 2014, between Hyatt Hotels Corporation and BKMP H Company LP

99.3	Purchase and Sale Agreement, dated as of November 3, 2014, between Hyatt Hotels Corporation and RKMP H Company LP

99.4	Purchase and Sale Agreement, dated as of November 3, 2014, between Hyatt Hotels Corporation and Texas 8-26-22 H Company LP

Forward-Looking Statements

Statements in this Current Report on Form 8-K, which are not historical facts, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about future events and involve known and unknown risks that are difficult to predict. As a result, actual results or events may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us, are inherently uncertain. A more complete description of the risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this filing. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: November 5, 2014	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary